UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2008

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2008, the Board of Directors of ViroPharma Incorporated (the “Company”) adopted, subject to shareholder approval, amendments to the 2005 Stock Option and Restricted Share Plan (the “2005 Plan”) and reserved 5,000,000 shares of common stock for issuance upon the exercise of stock options or the grant of restricted shares. The amendments to the 2005 Plan included (i) changing the name of the 2005 Plan; (ii) increasing the number of shares of common stock reserved for issuance under the 2005 Plan by 5,000,000 shares from 2,850,000 shares to 7,850,000 shares; (iii) increasing the number of options and restricted shares that may be granted under the 2005 Plan to any one person from 850,000 shares to 2,000,000 shares; (iv) allowing for grants of restricted stock units; and (v) allowing for grants of dividend equivalents to participants who have received awards under the 2005 Plan (collectively, the “2005 Plan Amendment”). On May 23, 2008, the 2005 Plan Amendment was approved by stockholders at the Company’s Annual Meeting of Stockholders. The foregoing summary description of the 2005 Plan Amendment is qualified in its entirety by reference to the actual terms of the 2005 Plan, which was attached as Annex A of the Company’s 2008 Proxy Statement, as filed with the Securities and Exchange Commission on April 11, 2008. For additional information regarding the 2005 Plan Amendment, refer to Proposal 2 on pages 12-19 of the Company’s 2008 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 28, 2008	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary